   As filed with the Securities and Exchange Commission on December 20, 1999
                                                      Registration No. 333-71367
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                         CALIFORNIA WATER SERVICE GROUP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                          4941                 77-0448994
----------------------------  ----------------------------   -------------------
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
     of incorporation          Classification Code Number)   Identification No.)
     or organization)


     1720 North First Street, San Jose, California 95112-4598 (408) 367-8200
     -----------------------------------------------------------------------
              (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                                 Peter C. Nelson
                         California Water Service Group
                             1720 North First Street
                             San Jose, CA 95112-4598
                                 (408) 367-8200
            ---------------------------------------------------------
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                               ------------------
                          Copies of communications to:

        Stanley S. Taylor, III                         David Ebershoff
Nossaman, Guthner, Knox & Elliott, LLP          Fulbright & Jaworski, L.L.P.
   50 California Street, 34th Floor         865 South Figueroa Street 29th Floor
        San Francisco, CA 94111                     Los Angeles, CA 90017
             415-398-3600                               213-892-9200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this amendment becomes effective and the satisfaction or waiver of certain other conditions under the Agreement and Plan of Reorganization described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                                Proposed
                                                              Proposed          Maximum
                                         Amount               Maximum          Aggregate
    Title of each Class of               to be             Offering Price       Offering          Amount of
  Securities to be Registered         Registered(1)          Per Share           Price         Registration Fee
-------------------------------- ----------------------- ------------------- -------------- ---------------------
Common Stock, no par value (3)      2,400,000 shares       Not applicable    Not applicable     $13,163.53(2)

(1) The number of California Water Service Group common shares, no par value ("CWSG Common Stock"), to be registered is based upon the number of shares of Dominguez Services Corporation common stock, one dollar ($1) par value ("DSC Common Stock") to be converted into shares of CWSG Common Stock pursuant to the Agreement and Plan of Reorganization between California Water Service Group, California Water Service Company and Dominguez Services Corporation dated as of November 13, 1998, as amended by Amendment No. 1 dated March 22, 1999 (the "Amended Merger Agreement"), (1,560,979 shares, which was the sum of the number of shares of DSC Common Stock outstanding on March 25, 1999, the number of shares reserved for issuance pursuant to stock options outstanding on that date and the number of shares otherwise expected to be issued on or before the closing date of the transaction to which this Registration Statement relates, multiplied by a maximum exchange ratio of 1.49.

(2) Previously paid.

(3) Associated with and attached to the common stock are preferred stock purchase rights which will not be exercisable or evidenced separately from the common stock prior to the occurrence of certain events.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

================================================================================

                         CALIFORNIA WATER SERVICE GROUP
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-4

                                EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 (this "Amendment") to that certain Registration Statement on Form S-4 as previously amended (File No. 333-71367, the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by California Water Service Group, a Delaware corporation ("Cal Water Delaware" or the "Company"), which is the successor to California Water Service Group, a California corporation ("Cal Water California"), following a statutory merger effective on November 23, 1999 (the "Merger") for the purpose of changing Cal Water California's state of incorporation. Prior to the Merger, Cal Water Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Cal Water Delaware succeeded by operation of law to all of the assets and liabilities of Cal Water California. The Merger was approved by the shareholders of Cal Water California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Except as modified by this Amendment, Cal Water Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

        Insurance coverage exists for claims made against directors and officers for wrongful acts while acting in their individual or collective capacities as directors and officers of the Company. Corporate reimbursement coverage applies for those expenses which are paid on behalf of directors and officers under the Bylaws of the Company. Insured persons include any person who was, is now, or shall be a director, officer, or trustee of the Company and any other employee of the Company who may be acting in the capacity of a director, officer, or trustee of the Company with the express authorization of a director, officer, or trustee of the Company. The policy of insurance is a claims-made policy.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number and Description

2.2      Certificate of Ownership and Merger of Cal Water California and Cal
         Water Delaware.*

3.1      Certificate of Incorporation of Cal Water Delaware.*

3.2      Bylaws of Cal Water Delaware.*

4.1      Specimen Certificates for shares of Common and Preferred Stock of Cal
         Water Delaware.*

5.1 Opinion of Nossaman, Guthner, Knox & Elliott, LLP as to the legality of the shares of Cal Water Delaware being registered.*

23.1     Consent of KPMG LLP, independent accountants.*

23.3 Consent of Nossaman, Guthner, Knox & Elliott, LLP (included in opinion filed as Exhibit 5.1).*

*        Filed herewith.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on December 15, 1999.

                                            CALIFORNIA WATER SERVICE GROUP

                                            By: /s/ Peter C. Nelson
                                               ---------------------------------
                                               Peter C. Nelson
                                               President and Chief Executive
                                               Officer and Director


                                POWER OF ATTORNEY

        We the undersigned officers and directors of California Water Service Group, hereby severally constitute and appoint Peter C. Nelson and Gerald F. Feeney, and each of them singly, our true and lawful attorneys and agents, with the full power of substitution to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Post-Effective Amendment No. 1 to Registration Statement on Form S-4 filed herewith and any and all post effective amendments to said Registration Statement for the same offering that may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable California Water Service Group to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statements and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                 TITLE                              DATE
          ---------                                 -----                              ----
/s/ PETER C. NELSON                     President and Chief Executive            December 15, 1999
--------------------------------        Officer (Principal Executive
Peter C. Nelson                         Officer) and Director


/s/ GERALD F. FEENEY                    Vice President, Chief Financial          December 15, 1999
--------------------------------        Officer and Treasurer (Principal
Gerald F. Feeney                        Financial Officer)


/s/ ROBERT W. FOY                       Chairman of the Board of Directors       December 15, 1999
-------------------------------
Robert W. Foy

/s/ EDWARD D. HARRIS, JR., M.D.         Director                                 December 15, 1999
-------------------------------
Edward D. Harris, Jr., M.D.

/s/ ROBERT K. JAEDICKE                  Director                                 December 15, 1999
-------------------------------
Robert K. Jaedicke


/s/ RICHARD P. MAGNUSON                 Director                                 December 15, 1999
-------------------------------
Richard P. Magnuson


/s/ LINDA R. MEIER                      Director                                 December 15, 1999
-------------------------------
Linda R. Meier


/s/ C. H. STUMP                         Director                                 December 15, 1999
-------------------------------
C. H. Stump


/s/ GEORGE A. VERA                      Director                                 December 15 1999
-------------------------------
George A. Vera


/s/ J. W. WEINHARDT                     Director                                 December 15, 1999
-------------------------------
J. W. Weinhardt

                                  EXHIBIT INDEX

   EXHIBIT NO.                                        DESCRIPTION                                 PAGE NO.
   -----------                                        -----------                                 --------
       2.2          Certificate of Ownership and Merger of Cal Water California and
                    Cal Water Delaware.*

       3.1          Certificate of Incorporation of Cal Water Delaware.*

       3.2          Bylaws of Cal Water Delaware.*

       4.1          Specimen Certificates for shares of Common and Preferred Stock of
                    Cal Water Delaware.*

       5.1          Opinion of Nossaman, Guthner, Knox & Elliott, LLP as to the legality of the shares of Cal Water Delaware being registered.*

      23.1          Consent of KPMG LLP, independent accountants.*

      23.3 Consent of Nossaman, Guthner, Knox & Elliott, LLP (included in opinion filed as Exhibit 5.1).*

--------------------
* Filed herewith.